UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 23, 2015

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	90-0273142
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 420

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation, Preferences and Rights for Series A Convertible Preferred Stock

On February 23, 2015, Visualant, Inc. (the “Company”) filed and received approval from the State of Nevada for the Company’s Certificate of Designation, Preferences and Rights for its Series A Convertible Preferred Stock.

The foregoing description of the for the Company’s Certificate of Designation, Preferences and Rights for its Series A Convertible Preferred Stock is qualified in its entirety by reference to the Company’s Certificate of Designation, Preferences and Rights for its Series A Convertible Preferred Stock, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1, incorporated by reference into this 5.03.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

3.1	Certificate of Designation, Preferences and Rights for the Company’s Series A Convertible Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

February 27, 2015	By:	/s/ Mark Scott
Mark Scott, CFO